EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Hassan Salari, President, Secretary and Treasurer of Global Health Ventures Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Global Health Ventures Inc. for the period ended August 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Global Health Ventures Inc..

Dated: October 15, 2009

/s/ Hassan Salari
Hassan Salari
President, Secretary and Treasurer
(Principal Executive Officer)
Global Health Ventures Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Health Ventures Inc. and will be retained by Global Health Ventures Inc. and furnished to the Securities and Exchange Commission or its staff upon request.